UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2011

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court
Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreements

On March 23, 2011, SRA International, Inc. (the “Company”) entered into a Senior Executive Retention Agreement (a “Retention Agreement”) with Timothy Atkin, Executive Vice President & Chief Operating Officer (“Atkin”). On March 24, 2011, the Company entered into a Retention Agreement with Jeffrey Rydant, Senior Vice President of National Security Sector (“Rydant”). On March 28, 2011, the Company entered into a Retention Agreement with Joseph P. Burke, Senior Vice President of Marketing and Sales (“Burke,” and collectively with Atkin and Rydant, the “Executives”).

The Retention Agreement has an initial effective period of two years and will automatically renew for a two year period on each March 23rd (or March 24 or March 28, as applicable) thereafter, unless notice of termination is given by the Company at least six months prior to such renewal date. Notwithstanding the foregoing, the term of the Retention Agreement is automatically extended to expire two years after an Agreement Trigger (as defined in the Retention Agreement) or Change of Control (as defined in the Retention Agreement).

Pursuant to the terms of the Retention Agreement, if the Executive’s employment with the Company is terminated by the Company “without Cause” (as defined in the Retention Agreement) or by the Executive for “Good Reason” (as defined in the Retention Agreement) at any time within two years after a Change of Control, then the Executive will be entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) any other amounts required to be paid or provided of which the Executive is eligible to receive under any plan, program, policy or practice; (iv) lump-sum cash severance payment equal to the Executive’s annual base salary and target annual bonus; (v) a prorated annual target bonus for the fiscal year of termination; provided, however, if the termination occurs prior to January 1, 2012, the Executive will receive an amount equal to the greater of (y) the Executive’s prorated bonus for the 2012 fiscal year or (z) the amount Executive’s target bonus for the 2011 fiscal year exceeds the annual bonus actually paid for the fiscal year ending June 30, 2011; (vi) up to $25,000 annually of outplacement services for two year period; (vii) up to 12 months of the Company paid health, dental, and vision coverage under COBRA, on an after tax basis; and (viii) immediate vesting of all unvested nonqualified stock options and shares of restricted stock, and the exercise period for such options will be until the earlier of the expiration of such option or six months after the Executive’s termination.

Post-termination payment of base salary, bonus amounts, health benefits and the immediate vesting of all unvested nonqualified stock options and shares of restricted stock are contingent upon the Executive’s execution of an agreement releasing the Company from certain claims related to the Executive employment. The Company will continue to pay the Executive’s annual base salary during the pendency of a dispute over the Executive’s termination. Payments to be received by the Executive pursuant to the Retention Agreement are subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, as amended (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code.

The Retention Agreement also contains customary restrictive covenants, including perpetual confidentiality obligations and employee non-solicitation and non-disparagement provisions.

A Form of the Retention Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement.

Amendment No. 1 to the Employment Agreement with Richard Nadeau

On March 23, 2011, the Company entered into Amendment No. 1 to the Employment Agreement (the “Amendment”) with Richard J. Nadeau (“Nadeau”). Except as provided in the Amendment, all terms set forth in Mr. Nadeau’s Employment Agreement, dated May 13, 2009 (the “Employment Agreement”) remain unchanged.

Pursuant to the terms of the Amendment, if Mr. Nadeau’s employment with the Company is terminated by the Company “without Cause” (as defined in the Amendment) or by Mr. Nadeau for “Good Reason” (as defined in the Amendment) at any time within two years after a Change of Control (as defined in the Amendment), then Mr. Nadeau is entitled to: (i) all wages earned prior to the termination of employment; (ii) all accrued but unused personal leave; (iii) up to 12 months of the Company paid health, dental, and vision coverage under COBRA, on an after tax basis; (iv) a distribution of all deferred compensation in accordance with the terms of the relevant deferred compensation plan; (v) lump-sum cash severance payment equal to Mr. Nadeau’s annual base salary and target annual bonus; (vi) a prorated annual target bonus for the fiscal year of termination; provided, however, if the termination occurs prior to January 1, 2012, the Mr. Nadeau will receive an amount equal to the greater of: (y) Mr. Nadeau’s prorated bonus for the 2012 fiscal year or (z) the amount Mr. Nadeau’s target bonus for the 2011 fiscal year exceeds the annual bonus actually paid for the fiscal year ending June 30, 2011; (vii) up to $25,000 annually of outplacement services for two year period; and (viii) immediate vesting of all unvested nonqualified stock options and shares of restricted stock and the exercise period for such options will be until the earlier of the expiration of such option or six months after the Mr. Nadeau’s termination. To the extent required by Section 409A of the Code, a portion of the severance benefits otherwise payable to Mr. Nadeau will be made in installments in accordance with Mr. Nadeau’s Employment Agreement rather than in a lump sum.

Post-termination payment of annual salary, bonus amounts, health benefits and the immediate vesting of all unvested nonqualified stock options and shares of restricted stock are contingent upon Mr. Nadeau’s execution of an agreement releasing the Company from certain claims related to Mr. Nadeau’s employment. If Mr. Nadeau is terminated under the terms of the Amendment, the Company will continue to pay the Mr. Nadeau’s annual base salary during the pendency of a dispute over his termination. Payments to be received by Mr. Nadeau pursuant to the Amendment are subject to reduction to the extent any such payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would be subject to the excise tax imposed by Section 4999 of the Code.

Copies of Mr. Nadeau’s Amendment and Employment Agreement are attached hereto as Exhibits 10.2 and 10.3, and are incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Form of Senior Executive Retention Agreement. Filed herewith.

10.2*	Amendment No. 1 to the Employment Agreement, dated March 23, 2011, by and between the Company and Richard Nadeau. Filed herewith.

10.3*	Employment Agreement, dated May 13, 2009, by and between the Company and Richard Nadeau. Filed as Exhibit 10.19 to the Company’s Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on August 25, 2009.

* Management compensatory plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: March 29, 2011	/s/ MARK D. SCHULTZ

Mark D. Schultz
Senior Vice President & General Counsel